                                    GE FUNDS

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                  AGREEMENT, dated as of December 14, 2000, among GE Funds, a Massachusetts Business Trust, on behalf of its series portfolios listed on APPENDIX A (the "Funds") and GE Asset Management Incorporated, a Delaware Corporation ("GEAM").

                  WHEREAS, GEAM serves as investment adviser and administrator to each of the Funds;

                  WHEREAS, GEAM is currently waiving certain fees and/or absorbing certain expenses of the Funds to maintain expense ratios of the Funds at or below predetermined levels;

                  WHEREAS, the Funds desire to induce GEAM to continue to waive fees and/or absorb certain expenses of the Funds to the extent necessary to maintain Fund expense ratios at or below predetermined levels.

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties to this Agreement agree as follows:

         Section 1  "OTHER EXPENSE" LIMITATION.

         If, in any fiscal year, "other expenses" of a Fund exceed applicable expense limitations set forth in APPENDIX B, the excess expenses shall be borne by GEAM.

         For purposes of this Agreement, "other expenses" of a Fund includes fees for shareholder services other than those borne by a Fund (under a shareholder servicing and distribution plan or an advisory and administration agreement adopted by the Funds). Such fees include custodial fees, legal and accounting fees, printing costs and registration fees, the costs of regulatory compliance and membership in the mutual fund industry trade organization, the costs associated with maintaining the GE Funds' legal existence and the costs involved in communicating with shareholders of the Funds.

         Subject to the limitations outlined below, each Fund shall reimburse GEAM, without interest, for fees waived and/or expenses absorbed by GEAM on or after January 28, 2001, for the purpose of maintaining the Fund's expense ratio at or below the expense limitation set forth in APPENDIX B (the "Reimbursement Payments").

         GEAM shall be entitled to Reimbursement Payments from a Fund on the earliest date that any such payments may be made without causing the Fund to exceed its expense limitation but shall have no right to any Reimbursement Payment from a Fund to the extent such payment would cause the Fund to exceed its expense limitation. A Fund's obligation to make Reimbursement Payments with respect to particular fees waived and/or expenses absorbed shall expire five years from the date the fee or expense would otherwise have been accrued by the Fund.

         Section 2  AMENDMENT.

         The provisions of this Agreement may be changed, waived or terminated from time to time by the parties hereto. No provision of this Agreement may be so changed, waived or terminated except by an instrument in writing signed by the party against which such change, waiver or termination is sought.

         Section 3  TERM.

         This Agreement shall become effective January 28, 2001 and shall continue until 120 days after each Fund's current fiscal year end, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board of Directors of the Fund, and provided that the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of any party to this agreement.

         This Agreement may be terminated by the GEAM prior to annual renewal or by the Funds at any time, without penalty, upon 60 days prior written notice. Upon termination of the Agreement, GEAM shall have no claim against the Funds for any unreimbursed amounts.

         Section 4  GOVERNING LAW.

         This Agreement shall be governed in accordance with the laws of the State of New York.

         Section 5  MISCELLANEOUS.

         The parties hereto agree that this Agreement is for the benefit and enjoyment of the parties, and that this Agreement confers no right upon any shareholder of the Fund to enforce any provision of this Agreement.



                                        **********************************

                                            (SIGNATURE PAGE TO FOLLOW)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized corporate officers and their corporate seals to be hereunto affixed, as of the day and year first above written.

                               GE Asset Management Incorporated

                               By:___________________________________
                               Name:  Alan M. Lewis
                               Title: Executive Vice President


                               GE Funds

                               By:___________________________________
                               Name:  Michael J. Cosgrove
                               Title: Chairman of the Board and President

                                                                      APPENDIX A

                   SERIES PORTFOLIOS OF GE FUNDS (THE "FUNDS")

GE U.S. Equity Fund
GE Premier Growth Equity Fund
GE Value Equity Fund
GE Mid-Cap Growth Fund
GE Mid-Cap Value Equity Fund
GE Small-Cap Value Equity Fund
GE Global Equity Fund
GE International Equity Fund
GE Europe Equity Fund
GE Emerging Markets Fund
GE Fixed Income Fund
GE Government Securities Fund
GE Short-term Government Fund
GE Tax-Exempt Fund
GE High Yield Fund
GE Strategic Investment Fund
GE Money Market Fund
GE Premier Research Equity Fund
GE Premier International Equity Fund
GE Premier Value Equity Fund
GE S&P 500 Index Fund

                                                                      APPENDIX B


                     EXPENSE LIMITATIONS ON "OTHER EXPENSES"
                     ---------------------------------------
                     (AS A PERCENTAGE OF AVERAGE NET ASSETS)
-------------------------------------------------------------------------------
GE U.S. Equity Fund
     All classes                                                    0.25%
-------------------------------------------------------------------------------
GE Premier Growth Equity Fund
     All Classes                                                    0.30%
-------------------------------------------------------------------------------
GE Value Equity Fund
     All Classes                                                    0.30%
-------------------------------------------------------------------------------
GE Mid-Cap Growth Fund
     All Classes                                                    0.30%
-------------------------------------------------------------------------------
GE Mid-Cap Value Equity Fund
     All Classes                                                    0.25%
-------------------------------------------------------------------------------
GE Small-Cap Value Equity Fund
     All Classes                                                    0.20%
-------------------------------------------------------------------------------
GE Global Equity Fund
     All Classes                                                    0.35%
-------------------------------------------------------------------------------
GE International Equity Fund
     All Classes                                                    0.30%
-------------------------------------------------------------------------------
GE Europe Equity Fund
     All Classes                                                    0.30%
-------------------------------------------------------------------------------
GE Emerging Markets Fund
     All Classes                                                    0.30%
-------------------------------------------------------------------------------
GE Fixed Income Fund
     All Classes                                                    0.20%
-------------------------------------------------------------------------------
GE Government Securities Fund
     All Classes                                                    0.20%
-------------------------------------------------------------------------------
GE Short-Term Government Fund
     All Classes                                                    0.15%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
GE Tax-Exempt Fund
     All Classes                                                    0.25%
-------------------------------------------------------------------------------
GE High Yield Fund
     All Classes                                                    0.20%
-------------------------------------------------------------------------------
GE Strategic Investment Fund
     All Classes                                                    0.30%
-------------------------------------------------------------------------------
GE Money Market Fund                                                0.25%
-------------------------------------------------------------------------------
GE Premier Research Equity Fund
     All Classes                                                    0.25%
-------------------------------------------------------------------------------
GE Premier International Equity Fund
     All Classes                                                    0.25%
-------------------------------------------------------------------------------
GE Premier Value Equity Fund
     All Classes                                                    0.25%
-------------------------------------------------------------------------------
GE S&P 500 Index Fund                                               0.15%
-------------------------------------------------------------------------------